UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2008

NovaMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois		60611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, the stockholders of NovaMed, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated 1999 Stock Purchase Plan (the “Stock Purchase Plan”) at the Company’s Annual Meeting of Stockholders.  The amendments to the Stock Purchase Plan (1) increase the number of shares of common stock reserved for issuance under the Stock Purchase Plan by 200,000 shares, from the current 400,000 shares to a total of 600,000 shares; (2) extend the duration of the Stock Purchase Plan for an additional five years through May 23, 2014; and (3) make certain conforming amendments. The Stock Purchase Plan allows eligible employees to acquire common stock in the Company on favorable terms through payroll deductions.  The foregoing description of the amendments is qualified in its entirety by the text of the Second Amended and Restated 1999 Stock Purchase Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

	Exhibit Number	Title

	10.1	Second Amended and Restated 1999 Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: May 23, 2008	By:	/s/ Scott T. Macomber
Scott T. Macomber Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1	Second Amended and Restated 1999 Stock Purchase Plan